                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 1, 1999, included in this Form 10-K/A with respect to the consolidated financial statements of Community First Bankshares, Inc. for the year ended December 31, 1998, incorporated by reference in this Form 10-K/A.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Community First Bankshares, Inc. of our report dated July 1, 1999, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.


                           Registration
         Form              Statement No.                  Purpose
         ----              -------------                  -------
          S-8               33-44921       1987 Stock Option Plan
          S-8               33-48160       401(k) Retirement Plan
          S-8              333-52071       1996 Stock Option Plan and 401(k) Plan
          S-3              333-37527       Registration of $150,000,000 of Common Stock,
                                           Preferred Stock and Debt Securities
          S-4              333-40071       Shelf registration of 4,438,207 shares of Common Stock
          S-4              333-49367       Shelf registration of 7,000,000 shares of Common Stock


/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 7, 1999